Exhibit 99.1

NOTICE OF FULL REDEMPTION

MEDIVATION, INC.

2.625% Convertible Senior Notes due 2017 (the “Notes”)

CUSIP No. 58501N AA9

NOTICE IS HEREBY GIVEN TO THE

HOLDERS of the above-referenced Notes

Pursuant to Section 6.03 of the Indenture, dated as of March 19, 2012 (as modified by that certain First Supplemental Indenture dated March 19, 2012, the “Indenture”; capitalized terms used and not defined herein have the meanings given to such terms in the Indenture) between Medivation, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee (referred to herein alternatively as the “Trustee”, the “Conversion Agent” or the “Paying Agent”), relating to the above-referenced 2.625% Convertible Senior Notes due 2017 (the “Notes”), and pursuant to Article 6 of the Indenture, the Company has elected to redeem and will redeem on July 24, 2015 (the “Redemption Date”) $167,748,000.00 aggregate principal amount of the outstanding Notes at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date (the “Redemption Price”). Holders of the Notes will be paid the Redemption Price upon presentation and surrender of their Notes for redemption to the Paying Agent at the address indicated below. Notes called for redemption must be so surrendered in order to collect the Redemption Price. The address of the Paying Agent and the Conversion Agent is as follows:

Delivery to:

Registered/Certified Mail:	Air Courier:	In person:
Wells Fargo Bank, NA Corporate Trust Operations P. O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, NA Corporate Trust Operations N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, NA Northstar East Building 608 2nd Ave. So., 12th Floor Minneapolis, MN

Wells Fargo Bank, National Association Customer Service can be reached at 1-800-344-5128.

The Notes called for redemption may be converted at any time before the Close of Business on July 22, 2015, the second Business Day immediately preceding the Redemption Date. Holders who want to convert Notes must satisfy the requirements set forth in this Notice of Full Redemption and in the Indenture. The Conversion Rate is 19.5172 shares of Common Stock per $1,000 principal amount of Notes. The Company has elected to settle any such conversion through the payment or delivery, as the case may be, of a combination of cash and Common Stock, if any, with a Specified Dollar Amount of $1,000. To convert a Note, the Holder must transfer the Note to the Conversion Agent through the facilities of the Depository Trust Company (the “DTC”), comply with the applicable procedures of the DTC for conversion of the Notes, and, if the Holder requests any shares of Common Stock issuable upon conversion be issued in a name other than the Holder, pay any required taxes or duties pursuant to Section 5.09 of the Indenture.

Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price. On the Redemption Date, the Redemption Price will become due and payable on Notes called for redemption and, unless earlier converted or the Company defaults in making payment of the Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture, interest on Notes called for redemption shall cease to accrue on and after the Redemption Date. If any Note contains a CUSIP or ISIN number, no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in this Notice of Full Redemption and the holder should rely only on the other identification numbers printed on the Notes.

IMPORTANT NOTICE

Under applicable United States federal income tax law, the Paying Agent making payment of the Redemption Price and the Conversion Agent making payment of the Conversion Price to a holder may be obligated to withhold a percentage of the payment unless such holder has (i) furnished a valid taxpayer identification number and certification that the number supplied is correct or (ii) has otherwise established that such holder is not subject to backup withholding. Holders of the Notes who wish to avoid the application of these provisions should submit either a completed IRS Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate IRS Form W-8 (use only if you are neither a U.S. person or a resident alien), when presenting the Notes for payment. See IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities. Publication 515, IRS Form W-9, and IRS Form W-8 forms and corresponding instructions are available through the IRS website at www.irs.gov.

MEDIVATION, INC.

By:	Wells Fargo Bank, National Association

Dated: June 19, 2015